As filed with the Securities and Exchange Commission on May 25, 2001

                                                Registration No.: 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                       PENNSYLVANIA COMMERCE BANCORP, INC.
             (Exact Name of Registrant as specified in its charter)

                Pennsylvania                                25-1834776
                -------------------------------------------------------
       (State or other jurisdiction of                  (I.R.S. Employer
        incorporation or organization)                 Identification No.)

              100 Senate Avenue, Camp Hill, Pennsylvania 17001-8599
              -----------------------------------------------------
              (Address of registrant's principal executive offices)

                         1996 Employee Stock Option Plan
                         -------------------------------
                            (Full title of the plan)

                                 JAMES T. GIBSON
                              President and C.E.O.
                       PENNSYLVANIA COMMERCE BANCORP, INC.
                                100 Senate Avenue
                              Post Office Box 8599
                       Camp Hill, Pennsylvania 17011-8599
                                  717-975-5630
            (Name, Address and Telephone Number of Agent for Service)


                                   Copies to:
                                 TIMOTHY A. HOY
                             METTE, EVANS & WOODSIDE
                             3401 North Front Street
                                  P.O. Box 5950
                       Harrisburg, Pennsylvania 17110-0950

                         CALCULATION OF REGISTRATION FEE


-------------------------- ------------------ ------------------------ ----------------------- ---------------------

                                                                              Proposed
   Title of each class         Amount                Proposed                 maximum
    of securities to           to be             maximum offering        aggregate offering         Amount of
      be registered         Registered (1)       price per unit (2)            price             registration fee
-------------------------- ------------------ ------------------------ ----------------------- ---------------------
Common Stock               200,000                    $33.00                   $.000250             $1,650.00
Par value
$1.00 per share

1 In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement covers an indeterminate number of additional shares that may be necessary to adjust the number of shares of common stock of Pennsylvania Commerce Bancorp, Inc. as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock.

2 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 and based on a price of $33.00, which is the average of the high and low prices of the Common Stock on May 22, 2001, as reported on the NASDAQ Small Cap.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The purpose of this registration statement is to register an additional 200,000 shares of common stock, par value $1.00 per share, for issuance pursuant to the registrant's 1996 Employees Stock Option Plan, as amended ("Plan"). Pursuant to General Instruction E to Form S-8, except as set forth below, the contents of Registration Statement No. 333-82083 are incorporated by reference herein.

Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated herein by reference:

         (1) The Annual Report of the Registrant on Form 10-K405 for its fiscal year ended December 31, 2000.

         (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since December 31, 2000.

         (3) The description of the Registrant's common stock contained in the Registrant's S-4 Registration Statement filed on May 14, 1999, which became effective on or about June 3, 1999.

         (4) All documents hereinafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Any statement contained in this registration statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.  Interests of Named Experts and Counsel.

         Mette, Evans & Woodside has given an opinion of counsel with respect to the shares being registered herein, attached as Exhibit 5 to this registration statement. Howell C. Mette, a shareholder of Mette, Evans & Woodside, is a voting director of the Company.

Item 8.  Exhibits.

         5.    Opinion of Mette, Evans & Woodside.

         23.a. Consent of Mette, Evans & Woodside - included in Exhibit 5.

         23.b. Consent of Beard Miller Company LLP, independent accountants for
               Registrant

         24.   Powers of Attorney included "SIGNATURES" section of this Part II.

         SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Camp Hill, Pennsylvania, on May 25, 2001.

                              PENNSYLVANIA COMMERCE BANCORP, INC.

                              By: /s/ James T. Gibson
                                 ------------------------------------------
                                       James T. Gibson
                                  President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints James T. Gibson and Gary L. Nalbandian, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any or all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


Signature                   Title                                   Date

/s/ Gary L. Nalbandian      Director                              May 25, 2001
-------------------------------------------------------------------------------
Gary L. Nalbandian

/s/ Vernon W. Hill, II      Director                              May 25, 2001
-------------------------------------------------------------------------------
Vernon W. Hill, II

/s/ Douglas S. Gelder       Director                              May 25, 2001
-------------------------------------------------------------------------------
Douglas S. Gelder

/s/ Alan R. Hassman         Director                              May 25, 2001
-------------------------------------------------------------------------------
Alan R. Hassman

/s/ Howell C. Mette         Director                              May 25, 2001
-------------------------------------------------------------------------------
Howell C. Mette

/s/ Michael A. Serluco      Director                              May 25, 2001
-------------------------------------------------------------------------------
Michael A. Serluco

/s/ Samir J. Srouji         Director                              May 25, 2001
-------------------------------------------------------------------------------
Samir J. Srouji
                            President, Chief Executive Officer
/s/ James T. Gibson         And Director                          May 25, 2001
-------------------------------------------------------------------------------
James T. Gibson

/s/ James R. Adair          Director                              May 25, 2001
-------------------------------------------------------------------------------
James R. Adair

                            Executive Vice President and
/s/ Mark A. Zody            Chief Financial Officer               May 25, 2001
-------------------------------------------------------------------------------
Mark A. Zody

                                INDEX TO EXHIBITS


Exhibit Number                      Description

         5.       Opinion of Mette, Evans & Woodside.

         23.a.    Consent of Mette, Evans & Woodside - included in Exhibit 5.

         23.b. Consent of Beard Miller Company LLP, independent accountants for Registrant

         24.      Powers of Attorney included "SIGNATURES" section of this
                  Part II.









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